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                                                                  Exhibit (d.3)

                                    FORM OF
                 AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

                                     BETWEEN

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                    MASSACHUSETTS FINANCIAL SERVICES COMPANY


         This Amendment is dated as of the     day of February, 2002 by and
between Aetna Life Insurance and Annuity Company (the "Adviser") and Massachusetts Financial Services Company (the "Subadviser") (collectively, the "Parties").

         WHEREAS, the Adviser and the Subadviser entered into an Investment Sub-advisory Agreement on November 7, 2001 (the "Agreement");

         WHEREAS, the Parties desire to amend said Agreement in the manner hereinafter set forth;

         NOW THEREFORE, the parties hereby amend the Agreement in the following form:

         1. The fifth Whereas clause shall be deleted in its entirety and replaced with the following:

             WHEREAS, the Board of Directors and the Adviser desire to retain the Subadviser as subadviser for the Portfolios designated in Appendix B of this Agreement (each a "Portfolio", collectively referred to hereinafter as the "Portfolios"), to furnish certain investment advisory services to the Adviser and the Company and the Subadviser is willing to furnish such services;

         2. By adding Appendix B in the form attached hereto.

         3. All of the other provisions contained in the Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                 Aetna Life Insurance and Annuity Company

                                 By:      _____________________________

                                          _____________________________
                                          (Title)


                                 Massachusetts Financial Services Company


                                 By:      _____________________________

                                          _____________________________
                                          (Title)


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                                   APPENDIX B


The Portfolios of Portfolio Partners, Inc. to which Massachusetts Financial Services Company shall act as sub-adviser are as follows:

      MFS Capital Opportunities Portfolio (formerly MFS Value Equity Portfolio) MFS Emerging Equities Portfolio
      MFS Research Growth Portfolio
      MFS Global Growth Portfolio